UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

CADUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28674	13-3660391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (212) 702-4300

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of February 4, 2014, Cadus Corporation (“Cadus,” and together with its subsidiaries, the “Company”) entered into a letter agreement (the “Agreement”) with Barberry Corp., a significant shareholder of Cadus and controlled by Carl C. Icahn, a major beneficial shareholder of Cadus. Bayswater Brokerage Florida LLC (“Bayswater”) is providing brokerage services to the Company on a non-exclusive basis. Carl C. Icahn is indirectly the principal shareholder of Bayswater; Jack Wasserman, a director of Cadus Corporation is a director of Bayswater’s indirect parent; and Hunter C. Gary, a director of Cadus Corporation, is a Senior Vice President of Bayswater’s indirect parent and Vice President, Secretary and Treasurer of Bayswater. Pursuant to the Agreement, to the extent Bayswater receives any compensation for such brokerage services, Barberry Corp. will make capital contributions to Cadus Corporation for the full amount of any such compensation received by Bayswater. Barberry Corp. will not be issued stock of the Company or any other consideration in connection with any such capital contribution. A copy of the Agreement is filed as Exhibit 10.11 to this Current Report on Form 8-K. As a result of this arrangement, the Company, in effect, avoids 50% of the brokerage fees that would otherwise be payable on such real estate transactions.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Cadus Corporation (together with its subsidiaries, the “Company”) believes that there may be opportunities to profit from purchasing land and residential homes for construction or renovation and resale in areas of the United States where there may be increases in real estate value. In that connection, beginning in the fourth quarter of 2013, Cadus Corporation’s Board of Directors began to explore such opportunities in Florida and determined that the Company enter into a new line of business and seek to purchase individual homes or individual residential lots for purposes of renovation or construction and resale. In connection with this new line of business, on February 4, 2014, MB 2013 LLC, a wholly-owned indirect subsidiary of Cadus, purchased the Company’s first two residential properties in Florida, in each case, “AS IS” and for cash from the third-party individual owners thereof. One of the properties was purchased for $3,450,000 and the other for $2,200,000. Both properties were purchased pursuant to an “AS IS” Residential Contract for Sale and Purchase entered into by MB 2013 in the ordinary course of the Company’s new line of business. The “AS IS” Residential Contract for Sale and Purchase with respect to the first such contract to become binding on Cadus’ subsidiary, as reported on Cadus’ Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2104, is filed as Exhibit 10.31 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2014, Brett Icahn resigned as a member of the Board of Directors of Cadus Corporation.

Effective February 6, 2014, the Board of Directors of Cadus Corporation appointed Hunter C. Gary to fill the resulting vacancy. In accordance with the Company’s By-Laws, he will serve as a director until the next annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier resignation or removal. Hunter C. Gary ia a Senior Vice President of Icahn Enterprise L.P., an entity controlled by Carl C. Icahn, a major beneficial shareholder of Cadus. Mr. Gary is married to Carl Icahn’s wife’s daughter.

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There is no arrangement or understanding with any other person pursuant to which Hunter C. Gary was selected as a director or has been named to serve on any committee of the Board of Directors of the Company.

Cadus Corporation has not been a participant in any transaction since January 1, 2013, nor is any such transaction proposed, in which the amount involved exceeds $120,000 and in which Hunter C. Gary had or will have a direct or indirect material interest.

Item 5.06	Change in Shell Company Status.

As a result of the purchases of the residential properties disclosed in item 2.01 above, which item is incorporated herein by reference, Cadus Corporation is no longer a shell company as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, the Company has acquired two residential properties for renovation or reconstruction and resale in Florida. Item 2.01(f) of Form 8-K requires that if the registrant was a shell company immediately before the acquisition, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act.

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Special Note Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws, including any projections or expectations of earnings, revenue, financial performance, liquidity and capital resources or other financial items; any statement of the Company’s plans, strategies and objectives for the Company’s future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumption underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and other similar words. Although the Company believes that the expectations reflected in the Company’s forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the Company's ability to acquire residential homes for renovation or reconstruction and resale and lots for building homes for sale, the Company’s ability to engage contractors to perform such renovation, reconstruction and construction, the Company’s ability to sell such renovated or reconstructed homes and new homes at a profit, the Company's capital needs and uncertainty of future funding, the Company's history of operating losses, as well as other risks and uncertainties discussed in the Risk Factors section in Item 1A of this Current Report on Form 8-K. The forward-looking statements made in this Current Report on Form 8-K are made only as of the date hereof and the Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances unless otherwise required by law.

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PART I

Item 1. Business.

General

Cadus Corporation (“Cadus”) was incorporated under the laws of the State of Delaware in January 1992 and until July 30, 1999 devoted substantially all of its resources to the development and application of novel yeast-based and other drug discovery technologies. On July 30, 1999, Cadus sold its drug discovery assets to OSI Pharmaceuticals, Inc. (“OSI”) and ceased its internal drug discovery operations and research efforts for collaborative partners. Cadus has a wholly owned subsidiary, Cadus Technologies, Inc. (“Cadus Technologies”), which holds all patents, patent applications, know how, licenses and drug discovery technologies of the Company. Subsequent to the sale of its drug discovery assets to OSI, Cadus had continued to license, and seek to license, its technologies. It also sought to use all or a portion of its available cash, and where appropriate, seek additional debt or equity financing, to acquire or invest in one or more companies or other assets. However, Cadus has received no revenues from the licensing of its technologies since 2010, has not entered into a new license for its technologies since 2000, and although it has pursued a number of prospective acquisitions, none was consummated.

Although Cadus will continue to consider various acquisitions or investments, it believes that there may be opportunities to profit from purchasing land and residential homes for construction or renovation and resale in areas of the United States where there may be increases in real estate value. In that connection, beginning in the fourth quarter of 2013, Cadus’ Board of Directors began to explore such opportunities in Florida and determined that Cadus enter into a new line of business and seek to purchase individual homes or individual residential lots for purposes of renovation or construction and resale. Cadus formed directly or indirectly wholly-owned subsidiaries (such subsidiaries together with Cadus Technologies, the “Subsidiaries,” and Cadus together with its Subsidiaries, the “Company”) through which it would purchase such homes and lots for such purposes. The Company currently intends to concentrate its real estate acquisition, renovation and construction activities in Florida and bought its first residential properties in that state in February 2014. When individual homes are purchased, Cadus intends, as appropriate, to renovate them for resale or to demolish them for new home construction. When vacant lots are purchased, Cadus intends to construct new homes on them. While renovation or demolition may begin soon after an acquisition of a home is consummated, Cadus does not intend to begin construction of new homes until a number of properties intended for new home construction are acquired. In some cases, the Company may also acquire partially constructed or renovated homes for completion and resale or resell acquired homes or land without undertaking renovation or construction. Depending on the availability of transactions acceptable to Cadus, all of Cadus’ available cash may be utilized in Cadus’ new line of business, and Cadus may seek debt or equity financing. Cadus may also continue to maintain and seek to license or sell its drug discovery technologies, but this will no longer be a focus of Cadus’ business plan. In addition, Cadus will continue to consider other acquisitions or investments. Although these may be in the biotechnology, pharmaceutical or real estate industries, Cadus will consider acquisitions or investments in other industries as well.

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Industry Overview and Current Market Conditions

The sale of homes has been and will likely remain a large industry in the United States for four primary reasons: historical growth in both population and households, demographic patterns that indicate an increased likelihood of home ownership as age and income increase, job creation within geographic markets that necessitate new home construction or the renovation of existing homes, and consumer demand for home features in new or renovated homes.

In any year, the demand for homes is closely tied to job growth, the availability and cost of mortgage financing, the supply of new and existing homes for sale and, importantly, consumer confidence. Consumer confidence is perhaps the most important of these demand variables and is the hardest one to predict accurately because it is a function of, among other things, consumers' views of their employment and income prospects, recent and likely future home price trends, localized new and existing home inventory, the level of current and near-term interest and mortgage rates, the availability of consumer credit, valuations in stock and bond markets, and other geopolitical factors. In general, high levels of employment, significant affordability and low new home and resale home inventories contribute to a strong and growing home renovation and homebuilding market environment.

The Company believes that there may be opportunities to profit from purchasing land and residential homes in areas of the United States where there may be increases in real estate value and other benefits. In that connection, the Company is seeking to purchase individual homes or individual residential lots in the United States for purposes of renovation or construction and resale. The Company intends to gradually expand its activities and leverage its fixed costs.

The Company believes that long-term fundamentals for home renovation and new home construction remain intact and are encouraged by evidence of strengthening conditions in the housing market. After several years of exceptionally weak demand for new and existing homes, the U.S. housing industry began to show some signs of improvement during fiscal 2012 followed by more solid and accelerated improvement during fiscal 2013. Single family average sales prices were up in most markets across the country during fiscal 2013.

Property Acquisition

The Company is currently undertaking the acquisition of an initial group of individual residential homes and lots upon which the Company may begin renovation or construction.

Demolition, Construction and Renovation

When individual homes are purchased, Cadus intends, as appropriate, to renovate them for resale or to demolish them for new home construction. When vacant lots are purchased, Cadus intends to construct new homes on them. While renovaion or demolition may begin soon after an acquisition of a home is consummated, Cadus does not intend to begin construction on new homes until a number of properties intended for new home construction are acquired. In some cases, the Company may also acquire partially constructed or renovated homes for completion and resale or resell acquired homes or land without undertaking renovation or construction.

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Competition

The business of developing and selling residential properties is highly competitive and fragmented. The Company’s long-term success depends on its ability to acquire at reasonable prices existing residential properties suitable for renovation or construction and resale. The acquisition of residential homes and lots for renovation or construction and resale is highly competitive. In addition, the Company anticipates that it will compete for residential sales on the basis of a number of interrelated factors, including location, reputation, amenities, design, quality and price, with numerous large and small homebuilders, including some homebuilders with nationwide operations and much greater financial resources and/or lower costs than the Company. The Company will also compete for residential sales with individual resales of existing homes and available rental housing.

Brokerage Services Provided by Bayswater Brokerage Florida LLC

Bayswater Brokerage Florida LLC (“Bayswater”) is providing brokerage services to the Company on a non-exclusive basis. Carl C. Icahn, a major beneficial shareholder of Cadus, is also indirectly the principal shareholder of Bayswater; Jack Wasserman, a director of Cadus is a director of Bayswater’s indirect parent; and Hunter C. Gary, a director of Cadus, is a Senior Vice President of Bayswater’s indirect parent and Vice President, Secretary and Treasurer of Bayswater. Pursuant to an agreement between Barberry Corp., a significant shareholder of Cadus and controlled by Carl C. Icahn, and Cadus, to the extent Bayswater receives any compensation for such brokerage services, Barberry Corp. will make capital contributions to Cadus for the full amount of any such compensation received by Bayswater. Barberry Corp. will not be issued stock of the Company or any other consideration in connection with any such capital contribution. As a result of this arrangement, the Company, in effect, avoids 50% of the brokerage fees that would otherwise be payable on such real estate transactions.

Employees

The Company currently has no employees. David Blitz, the Chief Executive Officer of Cadus and Cadus Technologies and the President of the other Subsidiaries, is not an employee of the Company, and is serving under a consulting arrangement as the acting Chief Executive Officer of Cadus Corporation and Cadus Technologies and as President of the Company’s other subsidiaries at the rate of $25,000 per annum. The Company intends to hire employees as required in connection with the growth of its real estate activities.

Patents

Although the Company’s, drug discovery technologies will no longer be a focus of the Company’s business plan, as of January 1, 2014, the Subsidiary is the assignee of 17 issued U.S. patents and two related granted foreign patents covering aspects of its yeast technology and is the exclusive worldwide licensee of two issued U.S. patents and one related granted foreign patent for use in drug discovery.

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The Company has obtained from Duke University an exclusive worldwide license to two issued U.S. patents. These patents are directed to hybrid yeast cells engineered to express human G Protein-coupled receptors and to methods of their use. In consideration for such license, the Subsidiary pays a minimum annual royalty and is required to make payments upon the achievement by the Subsidiary of certain drug development milestones and to pay royalties (net of minimum royalties) on the sale of drugs by the Subsidiary which were initially identified by the Subsidiary through the use of the licensed technology. In lieu of milestones and royalty payments on sales of drugs by sublicensees initially identified by sublicensees through the use of the licensed technology, the Subsidiary pays an annual fee (net of the minimum annual royalty) for each sublicense granted by it to such technology.

The Company has patents covering inventions by Cadus's scientists directed to hybrid yeast cells and yeast cells engineered to produce both peptide libraries and human proteins that can function in certain signal transduction pathways of the engineered yeast cell. The Company also has patents directed to methods, constructs and reagents, including engineered cells, for discovering ligands to orphan receptors. Peptides, and mimetics thereof, which have been discovered using technologies developed by Cadus, are also covered in these patents both as compositions and for their therapeutic use.

The Company has granted to OSI a non-exclusive license to use several of its patents relating to its yeast-based technologies.

Patent law as it relates to inventions in the biotechnology field is still evolving, and involves complex legal and factual questions for which legal principles are not firmly established. Accordingly, no predictions can be made regarding the breadth or enforceability of claims allowed in the patents that have been issued to the Company or its licensors. Accordingly, no assurance can be given that the claims in such patents, either as initially allowed by the United States Patent and Trademark Office or any of its foreign counterparts or as may be subsequently interpreted by courts inside or outside the United States, will be sufficiently broad to protect the Company’s proprietary rights, will be commercially valuable or will provide competitive advantages to the Company and its present or future licensees. There can be no assurance that any of the Company’s issued or licensed patents would ultimately be held valid or that efforts to defend any of its patents, trade secrets, know–how or other intellectual property rights would be successful.

In some cases, litigation or other proceedings may be necessary to defend against or assert claims of infringement, to enforce patents issued to the Company or its licensors, to protect trade secrets, know–how or other intellectual property rights owned by the Company, or to determine the scope and validity of the proprietary rights of third parties. Such litigation could result in substantial cost to and diversion of resources by the Company. An adverse outcome in any such litigation or proceeding could subject the Company to significant liabilities.

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Available Information

The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available in print to any stockholder who requests a printed copy. The public may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains a website that contains reports, proxy statements, information statements and other information regarding issuers, including us, that file electronically with the SEC at www.sec.gov.

Item 1A. Risk Factors.

An investment in the shares of Cadus’ common stock involves a high degree of risk. Accordingly, investors and prospective investors should consider carefully the following risk factors, as well as all other information contained in this Current Report on Form 8-K, in connection with investments in shares of Cadus’ common stock.

The Company is implementing a new business plan.

While the Company may continue to maintain and seek to license or sell its drug discovery technologies, this will no longer be a focus of Cadus’ business plan. Cadus has determined that it will enter into a new line of business and seek to purchase individual homes or individual residential lots for purposes of renovation or construction and resale. The Company bought its first residential properties for these purposes in February 2014. The Company has very limited operating experience in its new line of business and the Company’s limited operating history makes it difficult to predict the long-term success of its business model. In addition, because the Company is entering into a new line of business, the Company’s historical performance may not be a meaningful indicator of future results.

Uncertainty of Future Profitability

The Company's ability to generate revenues and become profitable is dependent in large part on the ability of the Company to acquire residential homes and lots, renovate existing homes or construct new ones and sell them at a profit. There can be no assurance that the Company will be able to do so or that the Company will ever achieve profitability.

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Inability to Identify and Consummate Acquisitions or Investments

Although the Company intends to engage in the purchase and renovation of existing homes for resale and the purchase of land and the building of residential homes on such land for sale in connection with its new line of business, the Company is also seeking to acquire or invest in companies or income producing assets. To date the Company has not been able to identify and consummate an appropriate acquisition or investment in companies or income producing assets and there can be no assurance that it will do so. There also can be no assurance that acquisitions or investments by the Company will be profitable.

The Company’s long-term success depends on its ability to acquire at reasonable prices existing residential properties suitable for renovation or construction and resale.

The acquisition of residential homes and lots for renovation or construction and resale is highly competitive and the risk inherent in purchasing and renovating or constructing such properties increases as consumer demand for housing increases. The availability of existing residential properties, finished and partially finished developed lots and undeveloped land for purchase that meet the Company’s investment criteria depends on a number of factors outside the Company’s control, including residential housing and land availability in general, competition with other homebuilders and land and home buyers, inflation in land and home prices, zoning, allowable housing density, the ability to obtain building permits and other regulatory requirements. Should suitable residential homes, lots or land become less available, the number of homes the Company may be able to renovate or build and sell could be reduced, and the cost of existing homes or land could be increased, perhaps substantially, which could adversely impact the Company’s results of operations.

As competition for suitable homes and land increases, the cost of acquiring existing homes and finished and undeveloped lots and the cost of renovating or constructing homes could rise and the availability of suitable homes and land at acceptable prices may decline, which could adversely impact the Company’s financial results. The availability of suitable homes and land assets could also affect the success of the Company’s residential homes and land acquisition strategy, which may impact the Company’s ability to increase the number of properties that it has for sale, to grow the Company’s revenues and margins, and to achieve or maintain profitability.

The market value of the Company’s land and/or homes may decline, leading to impairments and reduced profitability.

The Company intends to regularly acquire residential homes and land for replacement and expansion of inventory within the Company’s existing or new markets. The market value of land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions and the measures the Company employs to manage inventory risk may not be adequate to insulate its operations from a severe drop in inventory values. When market conditions are such that real estate values are not appreciating, previously entered into option agreements may become less desirable, at which time the Company may elect to forgo deposits and preacquisition costs and terminate the agreements. In a situation of adverse market conditions, the Company may incur impairment charges or have to sell its real estate inventory at a loss which would adversely affect its financial condition, results of operations and stockholders' equity and its ability to comply with covenants in any future debt instruments linked to tangible net worth.

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The Company’s home sales and operating revenues could decline due to macro-economic and other factors outside of its control, such as changes in consumer confidence, declines in employment levels, changes in mortgage rates, changes in tax laws and rates and increases in the quantity and decreases in the prices of new homes and resale homes in the market.

Changes in international, national and regional economic conditions, as well as local economic conditions where the Company conducts its operations and where prospective purchasers of its homes currently live, may result in more caution on the part of homebuyers and, consequently, fewer home purchases. These economic uncertainties involve, among other things, conditions of supply and demand in local markets and changes in consumer confidence and income, employment levels, changes in mortgage rates, changes in tax laws and rates, and government regulations. These risks and uncertainties could periodically have an adverse effect on consumer demand for and the pricing of the Company’s homes, which could cause the Company’s operating revenues to decline. Such reductions in the Company’s revenues could, in turn, negatively affect the market price of the Company’s securities.

Increases in the cost of labor or materials could have a material adverse effect on the Company’s business.

Any increase in the cost of labor or materials could increase construction costs and have a material adverse effect on the Company’s business.

Our geographic concentration could materially and adversely affect us if sales of new homes and resale homes in Florida should experience a decline.

The Company currently intends to concentrate its real estate acquisition, renovation and construction activities in Florida. A prolonged economic downturn in the future in Florida could have a material adverse effect on our business, prospects, liquidity, financial condition and results of operations, and a disproportionately greater impact on us than other homebuilders with more diversified operations.

Moreover, certain insurance companies doing business in Florida have restricted, curtailed or suspended the issuance of homeowners’ insurance policies on single-family homes. This has both reduced the availability of hurricane and other types of natural disaster insurance in Florida, in general, and increased the cost of such insurance to prospective purchasers of homes in Florida. Mortgage financing for a new home is conditioned, among other things, on the availability of adequate homeowners’ insurance. There can be no assurance that homeowners’ insurance will be available or affordable to prospective purchasers of our homes offered for sale in the Florida market. Long-term restrictions on, or unavailability of, homeowners’ insurance in the Florida market could have an adverse effect on the homebuilding industry in that market in general, and on our business within the market in particular.

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The homebuilding industry is cyclical. A severe downturn in the industry, as recently experienced, could adversely affect the Company’s business, results of operations and stockholders' equity.

During periods of downturn in the industry, housing markets across the United States may experience an oversupply of both new and resale home inventory, an increase in foreclosures, reduced levels of consumer demand for new homes, increased cancellation rates, aggressive price competition among homebuilders and increased incentives for home sales. In the event of a downturn, the Company may temporarily experience a material reduction in revenues and margins. Continued weakness in the homebuilding market could adversely affect the Company’s business, results of operations and stockholders' equity as compared to prior periods and could result in additional inventory impairments in the future.

The Company will be dependent on the continued availability and satisfactory performance of its general contractors and their subcontractors, which, if unavailable, could have a material adverse effect on the Company’s business.

The Company will conduct its renovation and construction operations through one or more general contractors and their respective subcontractors. As a consequence, the Company will depend on the continued availability of and satisfactory performance by its general contractors and their respective subcontractors for the renovation and constructions of its homes. There may not be sufficient availability of and satisfactory performance by these general contractors and subcontractors in the markets in which the Company operates. In addition, inadequate subcontractor resources could have a material adverse effect on the Company’s business.

The Company will be dependent on the services of certain key employees, and the loss of their services could hurt its business.

The Company’s future success will depend upon its ability to attract, train, assimilate and retain skilled personnel. If the Company is unable to retain key employees or attract, train, assimilate or retain other skilled personnel in the future, it could hinder its business strategy and impose additional costs of identifying and training new individuals. The Company anticipates that competition for qualified personnel in its operating markets will be intense.

Loans obtained by the Company may impose significant restrictions and obligations on the Company. Restrictions on the Company’s ability to borrow could adversely affect its liquidity. In addition, any substantial indebtedness could adversely affect the Company’s financial condition, limit its growth and make it more difficult for the Company to satisfy its debt obligations.

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Any secured or unsecured indebtedness or revolving credit or letter of credit facilities obtained by the Company will impose certain restrictions and obligations on the Company. Under certain of these instruments, the Company may be required to comply with defined covenants which limit the Company's ability to, among other things, incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates and create liens on assets of the Company. Failure to comply with certain of these covenants could result in an event of default under the applicable instrument. Any such event of default could negatively impact other covenants or lead to cross defaults under other debt of the Company. In such cases, there can be no assurance that the Company will be able to obtain any waivers or amendments that may become necessary in the event of a future default situation without significant additional cost or at all.

Any substantial indebtedness of the Company could have important consequences to it and the holders of its securities, including, among other things:

•	causing the Company to be unable to satisfy its obligations under its debt agreements;

•	making the Company more vulnerable to adverse general economic and industry conditions;

•	making it difficult to fund future working capital, home and land purchases, renovation and construction, general corporate purposes or other purposes; and

•	causing the Company to be limited in its flexibility in planning for, or reacting to, changes in its business.

In addition, subject to restrictions in its debt instruments, the Company may incur additional indebtedness. If new debt is added to the Company’s then current debt levels, the related risks that the Company then faces could intensify. The Company’s growth plans and its ability to make payments of principal or interest on, or to refinance, its indebtedness, will depend on its future operating performance and its ability to enter into additional debt and/or equity financings. If the Company is unable to generate sufficient cash flows in the future to service its debt, it may be required to refinance all or a portion of its then existing debt, to sell assets or to obtain additional financing. The Company may not be able to do any of the foregoing on terms acceptable to the Company, if at all.

A substantial increase in short-term and/or long-term mortgage interest rates, the unavailability of mortgage financing or a change in tax laws regarding the deductibility of mortgage interest may reduce consumer demand for the Company’s homes.

Purchasers of the Company’s homes may finance their acquisition with mortgage financing. Housing demand is adversely affected by reduced availability of mortgage financing and factors that increase the upfront or monthly cost of financing a home such as increases in interest rates, insurance premiums, or limitations on mortgage interest deductibility. The recent decrease in the willingness and ability of lenders to make home mortgage loans, the tightening of lending standards and the limitation of financing product options, have made it more difficult for homebuyers to obtain acceptable financing. Any substantial increase in short-term and/or long-term mortgage interest rates or unavailability of mortgage financing may adversely affect the ability of prospective homebuyers to obtain financing for the Company’s homes, as well as adversely affect the ability of prospective homebuyers to sell their current homes. A disruption in the credit markets and/or the curtailed availability of mortgage financing may adversely affect the Company’s business, financial condition, results of operations and cash flows.

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If the Company is unsuccessful in competing against its homebuilding competitors, any future market share of the Company could decline or the Company’s growth could be impaired and, as a result, the Company’s financial results could suffer.

Competition in the homebuilding industry is intense, there are relatively low barriers to entry into this business, and we may not be able to compete successfully. Increased competition could hurt the Company’s business, as it could prevent the Company from acquiring existing homes or parcels of land on which to build homes or make such acquisitions more expensive, hinder the Company’s market share expansion, and lead to pricing pressures on its homes that may adversely impact its margins and revenues. If the Company is unable to successfully compete, its financial results could suffer and the value of, or its ability to service, any of its indebtedness could be adversely affected. The Company’s competitors may independently renovate existing homes or construct new homes that are superior or substantially similar to the Company’s products. Furthermore, a number of the anticipated competitors of the Company will have substantially greater financial resources and lower costs of funds than will the Company. Many of these competitors will also have longstanding relationships with subcontractors and suppliers in the markets in which the Company operates.

The Company could experience a reduction in home sales and revenues or reduced cash flows due to its inability to acquire existing homes or finished lots or undeveloped land for renovation or construction, if it is unable to obtain reasonably priced financing to support its homebuilding activities.

The homebuilding industry is capital intensive, and homebuilding requires significant up-front expenditures to acquire existing homes or land and to begin development. Accordingly, the Company will seek equity or debt financing from a variety of potential sources, including lender financing and/or securities offerings. The availability of borrowed funds, especially for construction financing and existing home or land acquisition, may be greatly reduced nationally, and the lending community may require increased amounts of equity to be invested in a project by borrowers in connection with both new loans and the extension of existing loans. The credit and capital markets have recently experienced significant volatility. If the Company is required to seek additional financing to fund its operations, continued volatility in these markets may restrict the Company’s flexibility to access such financing. If the Company is not successful in obtaining sufficient financing to fund its planned capital and other expenditures, it may be unable to acquire existing homes or land for its homebuilding activities. Additionally, if the Company cannot obtain financing to fund the purchase of real estate properties under contracts entered into by the Company, the Company may lose deposits or otherwise incur contractual penalties and fees.

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The Company is subject to extensive government regulation which could cause it to incur significant liabilities or restrict its business activities.

Regulatory requirements could cause the Company to incur significant liabilities and operating expenses and could restrict its business activities. The Company is subject to local, state and federal statutes and rules regulating, among other things, certain developmental matters, building and site design, and matters concerning the protection of health and the environment. The Company’s operating expenses may be increased by governmental regulations such as building permit allocation ordinances and impact and other fees and taxes, which may be imposed to defray the cost of providing certain governmental services and improvements. Any delay or refusal from government agencies to grant the Company necessary licenses, permits and approvals could have an adverse effect on its operations.

The Company may incur additional operating expenses due to compliance programs or fines, penalties and remediation costs pertaining to environmental regulations.

The Company is subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. The particular environmental laws which apply vary greatly according to the location of the site, the site's environmental conditions and the present and former use of the site. Environmental laws may result in delays, may cause the Company to implement time consuming and expensive compliance programs and may prohibit or severely restrict development or construction in certain environmentally sensitive regions or areas. From time to time, the United States Environmental Protection Agency (EPA) and similar federal or state agencies review homebuilders' compliance with environmental laws and may levy fines and penalties for failure to strictly comply with applicable environmental laws or impose additional requirements for future compliance as a result of past failures. Any such actions taken with respect to the Company may increase the Company’s costs. Further, the Company expects that increasingly stringent requirements will be imposed on homebuilders in the future. Environmental regulations can also have an adverse impact on the availability and price of certain raw materials such as lumber.

The Company may be subject to significant potential liabilities as a result of construction defect, product liability and warranty claims made against it.

As a homebuilder, the Company will be subject to construction defect, product liability and home warranty claims, including moisture intrusion and related claims, arising in the ordinary course of business. These claims are common to the homebuilding industry and can be costly.

With respect to certain general liability exposures, including construction defect claims, product liability claims and related claims, interpretation of underlying current and future trends, assessment of claims and the related liability and reserve estimation process is highly judgmental due to the complex nature of these exposures, with each exposure exhibiting unique circumstances. Furthermore, once claims are asserted for construction defects, it can be difficult to determine the extent to which the assertion of these claims will expand geographically.

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The Company’s operating expenses could increase if it were required to pay higher insurance premiums or litigation costs for various claims, which could cause the Company’s net income to decline.

The costs of insuring against construction defects, product liability claims and claims against directors and officers are substantial. Increasingly in recent years, lawsuits (including class action lawsuits) have been filed against builders, asserting claims of personal injury and property damage. Insurance obtained by the Company may not cover all of the claims, including personal injury claims, or such coverage may become prohibitively expensive. If the Company is not able to obtain adequate insurance against these claims, the Company may experience losses that could reduce its net income and restrict its cash flow available to service debt.

Historically, builders have recovered from general contractors, subcontractors and insurance carriers a significant portion of the construction defect liabilities and costs of defense that the builders have incurred. Insurance coverage available to general contractors and subcontractors for construction defects is becoming increasingly expensive, and the scope of coverage is restricted. If the Company cannot effectively recover from its general contractors or their respective subcontractors or their carriers, it may suffer greater losses which could decrease its net income.

A builder's ability to recover against any available insurance policy depends upon the continued solvency and financial strength of the insurance carrier that issued the policy. Many states have lengthy statutes of limitations applicable to claims for construction defects. To the extent that any carrier providing insurance coverage to the Company or its general contractors or their respective subcontractors becomes insolvent or experiences financial difficulty in the future, the Company may be unable to recover on those policies, and its net income may decline.

The Company may experience fluctuations and variability in its operating results and, as a result, its historical performance may not be a meaningful indicator of future results.

The Company expects to experience variability in home sales and net earnings. As a result of such variability, the Company’s historical performance may not be a meaningful indicator of future results. The Company’s results of operations may fluctuate in the future as a result of a variety of both national and local factors, including, among others:

•	the timing of real estate acquisitions and home closings;

•	the Company’s ability to continue to acquire additional properties for renovation or construction or to secure contracts to acquire additional properties on acceptable terms;

•	conditions of the real estate market in areas where the Company operates and of the general economy;

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•	raw material and labor shortages;

•	seasonal home buying patterns; and

•	other changes in operating expenses, including the cost of labor and raw materials, personnel and general economic conditions.

Information technology failures or data security breaches could harm the Company’s business.

The Company may use information technology and other computer resources to perform important operational and marketing activities and to maintain its business records. Certain of these resources may be provided to the Company and/or maintained by third-party service providers pursuant to agreements that specify certain security and service level standards. The Company’s computer systems, including any back-up systems and those of its third-party providers, will be subject to damage or interruption from power outages, computer and telecommunication failures, computer viruses, security breaches, natural disasters, usage errors by the Company’s employees or contractors, etc. A significant and extended disruption of or breach of security related to computer systems and back-up systems may damage the Company’s reputation and cause it to lose customers, sales and revenue, result in the unintended misappropriation of proprietary, personal and confidential information, and require the Company to incur significant expense to remediate or otherwise resolve these issues.

The occurrence of natural disasters could increase the Company’s operating expenses and reduce its revenues and cash flows.

The climates and geology of states in which the Company operates may present increased risks of natural disasters. To the extent that hurricanes, severe storms, earthquakes, droughts, floods, wildfires or other natural disasters or similar events occur, the Company’s homes under renovation or construction or the Company’s building lots could be damaged or destroyed, which may result in losses exceeding the Company’s insurance coverage. Any of these events could increase the Company’s operating expenses, impair its cash flows and reduce its revenues, which could, in turn, negatively affect the market price of the Company’s securities.

Terrorist attacks against the United States or increased domestic or international instability could have an adverse effect on the Company’s operations.

Adverse developments in the war on terrorism, terrorist attacks against the United States, or any outbreak or escalation of hostilities between the United States and any foreign power, may cause disruption to the economy, the Company, its employees and its customers, which could adversely affect the Company’s revenues, operating expenses, and financial condition.

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History of Operating Losses

The Company has incurred operating losses in each year since its inception with the exception of 2002. At December 31, 2012, the Company had an accumulated deficit of approximately $36.8 million. The Company's losses have resulted principally from costs incurred in connection with its previous research and development activities and from general and administrative costs associated with the Company's operations. These costs have exceeded the Company's revenues.

Uncertainty of Utilization of Operating Loss and Research and Development Credit Carryforwards.

The Company had a net operating loss carryforward of approximately $18,909,000 and a research and development credit carryforward of approximately $1,500,000 at December 31, 2012. These net operating loss carryforwards and the research and development credit carryforward expire in various years from 2018 to 2032. The Company's ability to utilize such net operating loss and research and development credit carryforwards for income tax savings is subject to certain limitations, and there can be no assurance that the Company will be able to utilize such carryforwards.

Uncertainty of Access to Capital

There can be no assurance that additional funding, if necessary, will be available on favorable terms, if at all.

Control by Existing Stockholders; Concentration of Stock Ownership

Carl C. Icahn beneficially owns, as of January 31, 2014, approximately 40% of the outstanding shares of Common Stock. As a result, Mr. Icahn, acting alone, will be able to control most matters requiring approval by the stockholders of the Company, including the election of directors, the adoption of charter amendments, and the approval of mergers and other extraordinary corporate transactions. Such a concentration of ownership may have the effect of delaying or preventing a change in control of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

Anti-Takeover Effect of Delaware Corporate Law

Certain provisions of the Delaware corporate law may have the effect of deterring hostile takeovers or delaying or preventing changes in the control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over the then current market prices.

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The Company’s stock price is volatile and could decline.

The securities markets in general and the Company’s common stock in particular have experienced significant price and volume volatility over the past few years. The market price and volume of the Company’s common stock may continue to experience significant fluctuations due not only to general stock market conditions but also to a change in sentiment in the market regarding the Company’s industry, operations or business prospects. In addition to the other risk factors discussed in this section, the price and volume volatility of the Company’s common stock may be affected by:

•	operating results that vary from the expectations of securities analysts and investors;
•	factors influencing home purchases, such as availability of home mortgage loans and interest rates, credit criteria applicable to prospective borrowers, ability to sell existing residences, and homebuyer sentiment in general;
•	the operating and securities price performance of companies that investors consider comparable to the Company;
•	announcements of strategic developments, acquisitions and other material events by the Company or its competitors; and
•	changes in global financial markets and global economies and general market conditions, such as interest rates, commodity and equity prices and the value of financial assets.

The Company’s ability to raise funds through the issuance of equity or otherwise use its common stock as consideration is impacted by the price of its common stock. A low stock price may adversely impact the Company’s ability to reduce its financial leverage, as measured by the ratio of total debt to total capital. High levels of leverage or significant increases may adversely affect the Company’s credit ratings and make it more difficult for the Company to access additional capital. These factors may limit the Company’s ability to implement its operating and growth plans.

Absence of Dividends

The Company has not paid any dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future.

We Have a Limited Trading Market and Our Stock Price May Be Volatile

There is a limited public trading market for our common stock in the “pink sheets.” We cannot assure you that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained. The experiences of other small companies indicate that the market price for our common stock could be highly volatile. Many factors could cause the market price of our common stock to fluctuate substantially, including:

•	future announcements concerning us, our competitors or other companies with whom we have business relationships;
•	changes in government regulations applicable to our business;
•	overall volatility of the stock market and general economic conditions;

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•	changes in our earnings estimates or recommendations by analysts; and
•	changes in our operating results from quarter to quarter.

Accordingly, substantial fluctuations in the price of our common stock could limit the ability of our current stockholders to sell their shares at a favorable price.

Because we were a “shell company,” Rule 144 is unavailable until one year has elapsed from the date that we have filed “Form 10 information” with the SEC, and, if we ever become delinquent thereafter with the filing of our reports, Rule 144 will no longer be available until and unless we become current.

Rule 144 provides, as indicated above, that sales of securities of a former shell company may only be made once the applicable waiting period has terminated and only if appropriate current information is available by the company, and that it has filed all relevant periodic reports that it is required to file. Rule 144 will be unavailable to holders of restricted securities until one year has elapsed from the date that we filed “Form 10 information” (as defined in Rule 144) with the SEC. Thereafter, if we become delinquent with our SEC reports, any holders of restricted securities will no longer be able to sell until, if ever, the Company becomes current. No assurance can be made that the Company will be able to remain current with its reports.

Item 2. Financial Information.

Selected Financial Data.

As a smaller reporting company, Cadus has elected scaled disclosure reporting and therefore is not required to provide information that otherwise would be required by Item 301 of Regulation S-K.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Cadus Corporation was incorporated under the laws of the State of Delaware in January 1992 and until July 30, 1999 devoted substantially all of its resources to the development and application of novel yeast-based and other drug discovery technologies. On July 30, 1999, the Company sold its drug discovery assets to OSI Pharmaceuticals, Inc. (“OSI”) and ceased its internal drug discovery operations and research efforts for collaborative partners. Cadus Corporation has a wholly owned subsidiary, Cadus Technologies, Inc. (“Cadus Technologies”), which holds all patents, patent applications, know how, licenses and drug discovery technologies of the Company. Subsequent to the sale of its drug discovery assets to OSI, the Company had continued to license, and seek to license, its technologies. It also sought to use all or a portion of its available cash, and where appropriate, seek additional debt or equity financing, to acquire or invest in one or more companies or other assets.

Although the Company will continue to consider various acquisitions or investments, it believes that there may be opportunities to profit from purchasing land and residential homes for construction or renovation and resale in areas of the United States where there may be increases in real estate value. In that connection, beginning in the fourth quarter of 2013, Cadus Corporation’s Board of Directors began to explore such opportunities in Florida and determined that the Company enter into a new line of business and seek to purchase individual homes or individual residential lots for purposes of renovation or construction and resale. The Company currently intends to concentrate its real estate acquisition, renovation and construction activities in Florida. Cadus may also continue to maintain and seek to license or sell its drug discovery technologies, but this will no longer be a focus of Cadus’ business plan. In addition, Cadus will continue to consider other acquisitions or investments. Although these may be in the biotechnology, pharmaceutical or real estate industries, Cadus will consider acquisitions or investments in other industries as well.

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On February 4, 2014, Cadus’ wholly-owned subsidiary, MB 2013 LLC, purchased for cash the first two homes in the state of Florida for purposes of renovation and resale. During the period the Company owns the property, it will be required to pay real estate taxes, property insurance and utilities. Pro forma financial statements for the nine months ended September 30, 2013 are reflected on Exhibit 99.1. The pro forma financial data are not necessarily indicative of results of operations that would have occurred had the properties been purchased at the beginning of the periods presented or that might occur in the future.

The Company has incurred operating losses in each year since its inception except for an operating gain of approximately $214,000 for the year ended December 31, 2002. At December 31, 2012, the Company had an accumulated deficit of approximately $36.8 million. At September 30, 2013, the Company had an accumulated deficit of approximately $37.1 million. The Company’s losses resulted principally from costs incurred in connection with its research and development activities and from general and administrative costs associated with the Company’s operations. These costs have exceeded the Company’s revenues and interest income.

As a result of the sale of its drug discovery assets to OSI and the cessation of its internal drug discovery operations and research efforts for collaborative partners, the Company ceased to have research funding revenues and substantially reduced its operating expenses. Despite the fact that the Company has no employees and limited operations, it continues to incur general and administrative expenses. These, for the most part, relate to legal, accounting and other costs associated with maintaining a public company and legal and other costs relating to the maintenance of patents. For the year ended December 31, 2012, such expenses aggregated $358,175 and included patent costs (including legal fees) and license fees of approximately $50,350, legal fees (other than in connection with patents) of approximately $98,000, and bookkeeping, accounting and tax preparation fees of approximately $91,000. There were also legal, accounting and consulting expenses of $389,106 in connection with three potential acquisitions which were not consummated. Since the Company had no revenues, it incurred an operating loss of $833,927 for the year ended December 31, 2012.

The following accounting policies are important to understanding the Company’s financial condition and results of operations and should be read as an integral part of the discussion and analysis of the results of our operations and financial position.

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Accounting for income taxes. As part of the process of preparing the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, the Company is required to estimate its income taxes in each of the jurisdictions in which it operates. This process involves the Company estimating its actual current tax exposure together with assessing temporary differences resulting from differing treatment of items, such as deferred revenue, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the Company’s consolidated balance sheet. The Company must then assess the likelihood that its deferred tax assets will be recovered from future taxable income and to the extent the Company believes that recovery is not likely, it must establish a valuation allowance. To the extent it establishes a valuation allowance or increases this allowance in a period, the Company must include an expense within the tax provision in the statement of operations. Significant management judgment is required in determining the Company’s provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets.

For additional accounting policies, see Note 2 (Significant Accounting Policies) to the Company’s consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as previously filed with the Securities and Exchange Commission on March 29, 2013, which consolidated financial statements and notes thereto are incorporated herein by reference pursuant to Item 13 (Financial Statements and Supplementary Data) and Item 15 (Exhibits and Financial Statement Schedules) below.

Result of Operations

Years Ended December 31, 2012 and 2011

Revenues

There were no revenues for 2012 and 2011.

Operating Expenses

General and administrative expenses increased to $358,175 in 2012 from $315,818 in 2011. This increase was attributable to increases in patent costs and license fee of $11,119, legal fees of $22,416 and shareholder relations of $14,076 due to the annual meeting of stockholders, offset by decreases in accounting fees of $4,860 and miscellaneous expenses of $394.

Abandoned Acquisition Costs

In 2012, the Company incurred legal, consulting and accounting expenses of $389,106 in connection with three potential acquisitions which were not consummated. In 2011, the Company incurred expenses of $59,177 in connection with a potential acquisition which was not consummated.

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Equity in Other Ventures

Equity in other ventures in 2012 reflects a recognized loss of $213 from the Company’s investment in Laurel Partners Limited Partnership. There was a recognized $207 loss in 2011 from such investment.

Interest Income

The average interest earned on invested funds declined in 2012. As a result, interest income for 2012 decreased to $3,049 from $3,599 in 2011.

Net Loss

Net loss for 2012 was $870,471 compared to a net loss of $503,391 for 2011. The increase in net loss is attributable to an increase in general and administrative expenses of $42,357, an increase in costs in connection with abandoned acquisitions of $329,929, an increase in loss from equity in other ventures of $6, a decrease in interest income of $550 offset by a decrease in franchise tax of $5,762.

Results of Operations

Three Months Ended September 30, 2013 and 2012.

Revenues

There were no revenues for the three months ended September 30, 2013 and 2012.

Costs and Expenses

General and administrative expenses decreased to $51,351 for the three months ended September 30, 2013 from $190,137 for the same period in 2012. Professional fees decreased by $136,012, patent fees decreased by $12,113 and stockholder relations increased by $10,596 due to annual meeting of stockholders to be held on December 2, 2013. Other expenses decreased by $1,257.

For the three months ended September 30, 2013, the Company recognized a gain of $7 in its investment in Laurel Partners Limited Partnership. There was a loss of $5 for the same period in 2012.

Interest Income

Interest income for the three months ended September 30, 2013 was $556 compared to interest income of $719 for the same period in 2012.

Net (Loss)

Net loss for the three months ended September 30, 2013 was $72,397 compared to a net loss of $211,032 for the same period in 2012. The decrease in net loss can be principally attributed to a decrease in general and administrative expenses of $138,786, a decrease in interest income of $163 and an increase in income from other ventures of $12.

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Results of Operations

Nine Months Ended September 30, 2013 and 2012.

Revenues

There were no revenues for the nine months ended September 30, 2013 and 2012.

Costs and Expenses

General and Administrative expenses decreased to $251,976 for the nine months ended September 30, 2013 from $459,067 for the same period in 2012. Professional fees decreased by $190,735, patent fees decreased by $9,307, stockholder relations decreased by $4,117, and other expenses decreased by $2,932.

For the nine months ended September 30, 2013, the Company recognized a loss of $367 in its investment in Laurel Partners Limited Partnership. There was a loss of $226 for the same period in 2012.

Interest Income

Interest income for the nine months ended September 30, 2013 was $1,842 compared to interest income of $1,969 for the same period in 2012.

Net (Loss)

Net loss for the nine months ended September 30, 2013 was $315,326 compared to a net loss of $522,149 for the same period in 2012. The decrease in net loss can be principally attributed to a decrease in general and administrative expenses of $207,091 and a decrease in interest income of $127 and a decrease in income from other ventures of $141.

Liquidity and Capital Resources

At December 31, 2012, the Company held cash of $22.7 million. The Company’s working capital at December 31, 2012 was $22.6 million. At September 30, 2013, the Company held cash and cash equivalents of $22.3 million. The Company's working capital at September 30, 2013 was 22.3 million.

Depending on the availability of transactions acceptable to the Company in connection with its real estate activities, all or a portion of the Company’s available cash may be utilized, and the Company may seek debt or equity financing. The Company’s capital requirements may vary as a result of a number of factors, including the transactions, if any, arising from the Company’s efforts to acquire, renovate and construct residential properties.

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Net Operating Loss Carryforwards

At December 31, 2012, the Company had tax net operating loss carryforwards of approximately $18.9 million and research and development credit carryforwards of approximately $1.5 million which expire in years 2018 through 2032. Such net operating loss carryforwards may be utilized under certain conditions as a deduction against future income and such development credit carryforwards may be utilized under certain circumstances as an offset against future taxes. The Company’s ability to utilize such net operating loss and research and development credit carryforwards is subject to certain limitations due to ownership changes as defined by rules enacted with the Tax Reform Act of 1986.

Quantitative and Qualitative Disclosures about Market Risk.

The Company’s earnings and cash flows are subject to fluctuations due to changes in interest rates primarily from its investment of available cash balances in the JPMorgan U.S. Government Money Market Fund. Due to the nature of the investment in the JPMorgan U.S. Government Money Market Fund, the Company does not believe it is materially exposed to changes in interest rates. Under its current policies, the Company does not use interest rate derivative instruments to manage exposure to interest rate changes.

Item 3. Properties.

As part of the Company’s program to purchase individual homes or individual residential lots in the United States, with a focus currently on Florida, for purposes of renovation or construction and resale, Cadus currently owns through an indirect wholly-owned subsidiary, two residential properties in Florida. Cadus leases storage space on a month-to-month basis in Tarrytown, New York.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of January 31, 2014, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company’s directors and nominees for director, (iii) each Named Executive Officer (as defined below under “Executive Compensation - Summary Compensation”) and (iv) all directors and executive officers as a group. All information is based upon ownership filings made by such persons with the Securities and Exchange Commission (the “Commission”) or upon information provided by such persons to the Company.

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Name and Address of Beneficial Owner (1)	Number of Shares Amount and Nature of Beneficial Ownership	Percentage of Common Stock Owned(2)

Carl C. Icahn	5,260,838(3)	40.03%
767 Fifth Avenue
New York, New York 10153

Don C. Whitaker	1,195,000(4)	9.09%
3 Palmbrook Lane
Henderson, Nevada 89052

James R. Broach	--	*

Hunter C. Gary	--	*

Brett Icahn	--	*

Peter S. Liebert, M.D.	8,834	*

Jack G. Wasserman	--	*

David Blitz	--	*
c/o Joel Popkin & Company, P.C.
1430 Broadway (Suite 1805)
New York, NY 10018

All executive officers and directors as a group (5 persons)	8,834	0.06%

_____________________

* Less than one percent

(1)	Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 767 Fifth Avenue, New York, NY 10153. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2)	Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of January 31, 2014, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person. None of the persons listed above held options as of January 31, 2014.

(3)	Based on the most recent filings of SEC Form 4 by the reporting party. Includes 2,258,790 shares of Common Stock held by High River Limited Partnership and 1,899,622 shares of Common Stock held by Barberry Corp. Mr. Carl Icahn is the sole shareholder of Barberry Corp. and Barberry Corp. is the sole member of Hopper Investments L.L.C. which is the general partner of High River Limited Partnership. Mr. Carl Icahn is the father of Mr. Brett Icahn, a director of Cadus prior to his resignation on February 5, 2014. He is also married to Mr. Hunter C. Gary’s mother-in-law. Mr. Gary became a director of Cadus on February 6, 2014.

(4)	Based on the most recent filing of SEC Schedule 13D by the reporting party.

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Item 5. Directors and Executive Officers

Information with respect to the executive officers and directors of the Company is set forth below:

Name	Age	Position
James R. Broach, Ph.D.	66	Director
Hunter C. Gary	39	Director
Peter S. Liebert, M.D.(1)	77	Director
Jack G. Wasserman(1)	76	Director
David Blitz	82	Chief Executive Officer and President

_________________________

(1) Member of the Compensation Committee.

James R. Broach, Ph.D., a scientific founder of Cadus and inventor of Cadus’s yeast–based drug discovery technology, has been Director of Research of Cadus since its inception. He is currently Chair of the Department of Biochemistry and Molecular Biology at Penn State University College of Medicine and Director of the Penn State Hershey Institute for Personalized Medicine. From 1984 to 2012, he was Professor of Molecular Biology at Princeton University, where he served as Associate Chair and Associate Director of the Lewis Sigler Institute for Integrative Genomics. In 1984, Dr. Broach and his collaborators were the first ones to demonstrate that human genes could be successfully implanted into yeast cells. Dr. Broach was a member of the Scientific Advisory Board of the U.S. Food and Drug Administration from 2009 until 2012, a member of the Board of Trustees of the University of Medicine and Dentistry of New Jersey from 2007 until 2012 and a Commissioner on the New Jersey Commission for Cancer Research from 2004 until 2012. He received his Ph.D. in Biochemistry from University of California at Berkeley and his B.S. from Yale University. The Board of Directors has concluded that Dr. Broach should serve as a director of Cadus because of his role as the inventor of Cadus's yeast-based discovery technology and his continuing association and prominence in academic circles in the field of Molecular Biology.

Hunter C. Gary became a director of Cadus in February 2014. He has served as Senior Vice President of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) since November 2010. Prior to that time, Mr. Gary has been employed by Icahn Associates Corporation, an affiliate of Icahn Enterprises L.P., in various roles since June 2003, most recently as the Chief Operating Officer of Icahn Sourcing LLC. From 1997 to 2002, Mr. Gary worked at Kaufhof Warenhaus AG, a subsidiary of the Metro Group AG, most recently as a Managing Director. Mr. Gary has been a director of: Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since October 2012; Viskase Companies Inc., a meat casing company, since August 2012; PSC Metals Inc., a metal recycling company, since May 2012; XO Holdings, a competitive provider of telecom services, since September 2011; Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since March 2010; Tropicana Entertainment Cayman Holdings Co. Ltd. since January 2011; American Railcar Industries, Inc., a railcar manufacturing company, since January 2008; Voltari Corporation, a mobile data services provider, since October 2007; and WestPoint Home LLC, a home textiles manufacturer, since June 2007. Federal-Mogul, Viskase Companies, PSC Metals, XO Holdings, Tropicana Entertainment, American Railcar Industries and WestPoint Home each are indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in Voltari through the ownership of securities. Mr. Gary is married to Mr. Carl Icahn's wife's daughter. Mr. Gary received his B.S. with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business. The Board of Directors has concluded that Mr. Gary should serve as a director of Cadus because of his business experience and familiarity with company operations, corporate finance and real estate generally and his experience as a director of various public companies.

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Peter S. Liebert, M.D., became a director of Cadus in April 1995. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is Chief of Pediatric Surgery at the Stamford Hospital in Stamford, Connecticut. He is a past president of the Westchester Surgical Society. He is also a past president of the Westchester County Medical Society and is currently Chairman of its Finance Committee and a member of the Westchester County Board of Health. He is also Chairman of the Board of Rx Vitamins, Inc. Dr. Liebert served as a director of ImClone Systems Incorporated from October 2006 to November 2008. Dr. Liebert holds an M.D. from Harvard University Medical School and a B.A. from Princeton University. The Board of Directors has concluded that Dr. Liebert should serve as a director of Cadus because of his considerable experience with clinical medicine, nutrition and natural pharmaceuticals and his experience as a director or chairman of the board of several drug or biotechnology companies.

Jack G. Wasserman has served as a director of Cadus since May 1996. Mr. Wasserman is an attorney and a member of the Bars of New York, Florida, and the District of Columbia. From 1966 until 2001 he was a senior partner of Wasserman, Schneider, Babb & Reed, a New York-based law firm and its predecessors. Since September 2001 Mr. Wasserman has been engaged in the practice of law as a sole practitioner. Since 1993 he has been a director of Icahn Enterprises G.P., Inc. (formerly American Property Investors, Inc.), the general partner of Icahn Enterprises L.P. (formerly American Real Estate Partners, L.P.). Mr. Carl C. Icahn controls Icahn Enterprises G.P. and its subsidiaries. Since Icahn Enterprises L.P. owns the Tropicana hotels and casinos, Mr. Wasserman has been licensed by the gaming regulators of the states of New Jersey, Nevada, Indiana, Louisiana and Mississippi. On March 11, 2004, Mr. Wasserman was appointed to the Board of Directors of Triarc Companies, Inc. and was elected to the Board in June 2004; in 2008 Triarc acquired Wendy’s Inc. and changed its name to Wendy’s/Arby’s Group Inc. which, in turn, became The Wendy's Company after its sale of Arby's in 2011. Mr. Wasserman is a member of Wendy’s audit and compensation committees and is chairman of its ERISA committee. Mr. Wasserman received a B.A. from Adelphi University, a J.D. from Georgetown University Law Center, and a Graduate Diploma from Johns Hopkins University School of Advanced International Studies in Bologna, Italy. In 2007 he received a professional Certificate in Financial Analysis from New York University’s School of Continuing and Professional Studies. The Board of Directors has concluded that Mr. Wasserman should serve as a director of Cadus because of his considerable experience as a lawyer and experience as a director of public companies.

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David Blitz became acting President, Chief Executive Officer, Treasurer and Secretary of Cadus in May 2004. Mr. Blitz, a retired partner of Deloitte & Touche, has been employed as a certified public accountant by Joel Popkin & Co., P.C. since January 1990. Mr. Blitz, as an employee of Joel Popkin & Co., P.C., has been performing Cadus Corporation's internal accounting since March 2000. He earned his B.A. in Economics from Brooklyn College.

Item 6. Executive Compensation

Summary Compensation

The following table sets forth certain information concerning the compensation paid or accrued by Cadus for services rendered to Cadus in all capacities for the fiscal years ended December 31, 2012 and 2011, by (i) all individuals serving as Cadus’s principal executive officer or principal financial officer, or acting in a similar capacity, (ii) the three most highly compensated executive officers other than the executive officers in clause (i), who were serving as executive officers at the end of such fiscal year and (iii) up to two additional most highly compensated executive officers who would have otherwise been included in clause (ii) but for the fact that they were not serving as executive officers at the end of such fiscal year (collectively, the “Named Executive Officers”):

Summary Compensation Table For 2012 and 2011 Fiscal Years

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)

David Blitz (1)	2012	$25,000	--	--	$25,000
President and Chief Executive	2011	$25,000	--	--	$25,000
Officer

___________________

(1)	Mr. David Blitz has been the Company’s acting President and Chief Executive Officer from May 2004 and serves in such capacity at the rate of $25,000 per annum.

Grants of Plan Based Awards

There were no grants by Cadus of awards to Named Executive Officers during the fiscal year ended December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End

No Named Executive Officer had any outstanding Cadus equity awards as of December 31, 2012.

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Option Exercises and Stock Vested

During the fiscal year ended December 31, 2012, no Named Executive Officer exercised any stock option, stock appreciation right or similar instrument and no Cadus stock (including any restricted stock, restricted stock unit or similar instrument) vested for any Named Executive Officer.

Director Compensation

The following table sets forth certain information concerning the compensation paid or accrued by Cadus for services rendered to Cadus by its directors in all capacities for the fiscal year ended December 31, 2012:

Director Compensation Table For 2012 Fiscal Year

Name	Fees Earned or Paid in Cash ($) (1)	All Other Compensation ($)		Total ($)

James R. Broach	$3,000	$$12,000	(2)	$15,000
Brett Icahn	$3,000	--		$3,000
Peter S. Liebert	$3,000	--		$3,000
Jack G. Wasserman	$3,750	--		$3,750

___________________

(1)	Each non-employee director receives $3,000 in annual compensation, payable quarterly in arrears. Jack G. Wasserman received an additional $750 in connection with his preparation for and participaton at the Annual Meeting of Stockholders on June 2, 2012.

(2)	James R. Broach provides consulting services to the Company for patent and license related matters, for which he was paid $12,000 in the fiscal year ended December 31, 2012.

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Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors of Cadus is responsible for determining and administering the Company’s compensation policies for the remuneration of Cadus’s officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective. In 2012, Cadus had no officers other than its acting Chief Executive Officer who served in a consultative capacity at the rate of $25,000 per annum for the interim period during which the Company continued its search for a new Chief Executive Officer. Accordingly, the following discussion and analysis is not entirely applicable to calendar year 2012 but is presented for an historical perspective.

Philosophy

Cadus’s executive compensation program historically has sought to encourage the achievement of business objectives and superior corporate performance by the Cadus’s executives. The program enables Cadus to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management’s long-term focus is on maximizing stockholder value through equity-based incentives. The program calls for consideration of the nature of each executive’s work and responsibilities, unusual accomplishments or achievements on the Company’s behalf, years of service, the executive’s total compensation and the Company’s financial condition generally.

Components of Executive Compensation

Historically, Cadus’s executive employees have received cash-based and equity-based compensation.

Cash-Based Compensation. Base salary represents the primary cash component of an executive employee’s compensation, and is determined by evaluating the responsibilities associated with an employee’s position at the Company and the employee’s overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Compensation Committee and the Board believe that the Company’s management and employees are best motivated through stock option awards and cash incentives.

Equity-Based Compensation. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management’s focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive’s compensation and the stockholders’ interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee’s overall past and expected future contributions to the success of the Company.

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Compensation of the Chief Executive Officer

The philosophy, factors and criteria of the Compensation Committee generally applicable to the Company’s officers have historically been applicable to the Chief Executive Officer. However, the current acting Chief Executive Officer, David Blitz, is serving on a consultative basis at the rate of $25,000 per annum for the interim period during which the Company continues its search for a new Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee is composed of Peter Liebert and Jack G. Wasserman. Neither Mr. Liebert nor Mr. Wasserman is or was an officer or employee of the Company.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Since January 1, 2012, except for transactions in respect of the brokerage services of Bayswater Brokerage Florida LLC as described below, the Company has not been a participant in any transaction with a “related person” (as defined in Item 404 of Regulation S-K) where the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, nor is any such transaction currently proposed. The Company recognizes that related person transactions can present potential or actual conflicts of interest. Accordingly, if a proposed transaction appears to or does involve a related person, and the amount involved exceeds $60,000, the transaction must be presented to the Board of Directors for its review and approval or ratification. The Board of Directors may retain and pay such independent advisors as it deems necessary to properly evaluate the proposed transaction, including, without limitation, outside legal counsel and financial advisors to determine the fair value of the transaction. Related party transactions where the amount involved does not exceed $60,000 do not require formal Board of Directors approval, but must be disclosed to the Board of Directors. The foregoing procedures are designed to ensure that transactions with related persons are fair to the Company and in the Company’s best interests.

Bayswater Brokerage Florida LLC (“Bayswater”) is providing brokerage services to the Company on a non-exclusive basis. Carl C. Icahn, a major beneficial shareholder of Cadus, is also indirectly the principal shareholder of Bayswater; Jack Wasserman, a director of Cadus is a director of Bayswater’s indirect parent; and Hunter C. Gary, a director of Cadus, is a Senior Vice President of Bayswater’s indirect parent and Vice President, Secretary and Treasurer of Bayswater. Pursuant to an agreement between Barberry Corp., a significant shareholder of Cadus and controlled by Carl C. Icahn, and Cadus, to the extent Bayswater receives any compensation for such brokerage services, Barberry Corp. will make capital contributions to Cadus for the full amount of any such compensation received by Bayswater. No stock of the Company will be issued in connection with any such capital contribution. In connection with two closings for the acquisition of residential properties on February 4, 2014, Bayswater received an aggregate of $135,876 in respect of brokerage services provided to Cadus, and capital contributions for this amount were made to Cadus by Barberry Corp.

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James Broach provides consulting services to the Company for patent and license related matters for which he was paid $12,000 in each of calendar years 2012 and 2011.

In May 2004, the Board of Directors appointed David Blitz the acting Chief Executive Officer of the Company at the rate of $25,000 per annum for the interim period during which the Company is continuing its search for a new Chief Executive Officer. In 2012, the Company paid $25,000 to Mr. Blitz in such capacity. Mr. Blitz remains an employee of Joel Popkin & Co., P.C., in which capacity he will continue to perform the Company’s internal accounting as he has done since March 2000. The Company paid Joel Popkin & Co. $50,377 for such accounting services and $5,000 for tax preparation services performed in 2012 and currently anticipates that it will pay similar amounts for such services in 2013.

Cadus has the following directors: James R. Broach, Hunter C. Gary, Peter S. Liebert and Jack G. Wasserman. Each of the directors, other than Hunter C. Gary, meets the standards for independence set forth in the Nasdaq Listing Rules. The entire Board of Directors of the Company acts as the audit committee. Each of the directors, except for James R. Broach and Hunter C. Gary, meets the standards for independence for audit committee members set forth in the Nasdaq Listing Rules.

Item 8. Legal Proceedings.

The Company is not a party to any material legal proceedings.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Cadus’s common stock, $.01 par value per share (the “Common Stock”), was traded on the Nasdaq National Market under the symbol KDUS until September 27, 1999 when it was delisted. Since September 27, 1999, Cadus’s Common Stock has traded on the over-the-counter bulletin board under the symbol KDUS.OB. The table below sets forth the high and low sales price per share of the Common Stock for the periods indicated, as reported by the over-the-counter bulletin board.

Fiscal Year 2013	High	Low

First quarter ended March 31, 2013	$1.44	$1.36

Second quarter ended June 30, 2013	$1.41	$1.35

Third quarter ended September 30, 2013	$1.52	$1.36

Fourth quarter ended December 31, 2013	$1.80	$1.47

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Fiscal Year 2012	High	Low

First quarter ended March 31, 2012	$1.40	$1.33

Second quarter ended June 30, 2012	$1.47	$1.33

Third quarter ended September 30, 2012	$1.43	$1.33

Fourth quarter ended December 31, 2012	$1.41	$1.37

As of January 31, 2014, there were approximately 54 holders of record of Cadus’s Common Stock.

Cadus has not declared or paid any cash dividends on its Common Stock during the past two fiscal years and does not anticipate paying any such dividends in the foreseeable future. Cadus intends to retain any earnings for the growth of and for use in its business.

The following table sets forth certain information with respect to compensation plans (including individual compensation arrangements) under which equity securities of Cadus were authorized for issuance as of December 31, 2012:

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Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	0	--	1,745,388
Equity compensation plans not approved by security holders	0	--	0
Total	0	--	1,745,388

Item 10. Recent Sales of Unregistered Securities.

Within the past three years, Cadus has not issued and sold securities that were not registered under the Securities Act of 1933, as amended (the “Act”).

Item 11. Description of Registrant’s Securities.

Cadus’s authorized capital stock consists of 35,000,000 shares of common stock, $0.01 par value. As of the date of this report, Cadus had 13,285,707 shares of its common stock issued, of which 13,144,040 shares were outstanding and 141,667 shares were treasury stock.

Holders of Cadus’ common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Cadus’ common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Cadus’ common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by Cadus’ Board of Directors, and upon its liquidation or dissolution, whether voluntary or involuntary, to share equally in its assets available for distribution to our security holders.

Cadus’s Board of Directors is authorized to issue additional shares of Cadus’ common stock not to exceed the amount authorized by its Certificate of Incorporation, on such terms and conditions and for such consideration as Cadus’ Board of Directors may deem appropriate without further security holder action.

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Holders of Cadus’ common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by Cadus’ stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject Holders of Cadus’ common stock are entitled to dividends if declared by Cadus’ Board of Directors out of funds legally available for the payment of dividends. From Cadus’ inception to December 31, 2013, Cadus has not declared any dividends.

Cadus does not intend to issue any cash dividends in the future. Cadus intends to retain earnings, if any, to finance the development and expansion of its business. However, it is possible that Cadus’ management may decide to declare a stock dividend in the future. Cadus’ future dividend policy will be subject to the discretion of its Board of Directors and will be contingent upon future earnings, if any, Cadus’ financial condition, Cadus’ capital requirements, general business conditions and other factors.

Item 12. Indemnification of Directors and Officers

Cadus’ certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law (the”DGCL”), and provides that no director will have personal liability to Cadus or to its stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of Cadus’ directors:

•	for any breach of the director’s duty of loyalty to Cadus or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for voting for or assenting to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the fullest extent permitted by the DGCL.

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In addition, Cadus’ certificate of incorporation, provides that Cadus must indemnify its directors and officers to the fullest extent permitted by the DGCL and must advance expenses, including attorneys’ fees, to its directors and officers in connection with legal proceedings, provided that they undertake to repay such advances if it is ultimately determined that they are not entitled to indemnification. Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal.

Cadus has entered into indemnification agreements with its directors and executive officers. These indemnification agreements may require Cadus, among other things, to indemnify each such director and executive officer for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Item 13. Financial Statements and Supplementary Data.

The consolidated financial statements and notes thereto of the Company included in (i) its Annual Report on Form 10-K for the year ended December 31, 2012 as previously filed with the Securities and Exchange Commission on March 29, 2013 and (ii) its quarterly report on Form 10-Q for the quarterly period ended September 30, 2013 as previously filed with the Securities and Exchange Commission on November 5, 2013 are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Exhibits and Financial Statement Schedules.

(1)	Documents Filed as Part of this Current Report on Form 8-K

(a)	Financial Statements	Page

The consolidated financial statements and notes thereto of the Company included in (i) its Annual Report on Form 10-K for the year ended December 31, 2012, as previously filed with the Securities and Exchange Commission on March 29, 2013, and (ii) its quarterly report on Form 10-Q for the quarterly period ended September 30, 2013, as previously filed with the Securities and Exchange Commission on November 5, 2013, are incorporated herein by reference.

(b)	Financial Statement Schedules

There are no financial statement schedules filed as part of this annual report since the required information is included in the consolidated financial statements, including the notes thereto, or the circumstances requiring inclusion of such schedules are not present.

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(c)	Exhibits

The Exhibits listed below are filed or incorporated by reference as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cadus Pharmaceutical Corporation ("Cadus"), as filed with the Secretary of State of Delaware on June 20, 2003, and Amended and Restated Certificate of Incorporation of Cadus, as filed with the Secretary of State of Delaware on July 22, 1996 (incorporated by reference to Exhibit 3.1 of Cadus’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2003).

3.2	By-laws of Cadus (incorporated by reference to Exhibit 3.4 of Cadus’s Registration Statement on Form S-1 (Registration No. 333-4441), declared effective by the Securities and Exchange Commission on July 17, 1996).

4.1	Specimen of Common Stock Certificate of Cadus (incorporated by reference to Exhibit 4.1 of Cadus’s Registration Statement on Form S-1 (Registration No. 333-4441), declared effective by the Securities and Exchange Commission on July 17, 1996).

4.2	Cadus Pharmaceutical Corporation 1996 Incentive Plan Cadus (incorporated by reference to Exhibit 10.3 of Cadus’s Registration Statement on Form S-1 (Registration No. 333-4441), declared effective by the Securities and Exchange Commission on July 17, 1996).

4.3	Amendment to Cadus Pharmaceutical Corporation 1996 Incentive Plan (incorporated by reference to Exhibit 4.2.1 of Cadus’s Registration Statement on Form S-8 (Registration No. 333-21871), filed with the Securities and Exchange Commission on February 14, 1997).

4.4	Form of Incentive Stock Option Agreement utilized in connection with issuances of stock options under the Cadus Pharmaceutical Corporation 1996 Incentive Plan (incorporated by reference to Exhibit 4.2.2 of Cadus’s Registration Statement on Form S-8 (Registration No. 333-21871), filed with the Securities and Exchange Commission on February 14, 1997).

10.1	Form of Indemnification Agreement entered into between Cadus and its directors and officers (incorporated by reference to Exhibit 10.1 of Cadus’s Registration Statement on Form S-1 (Registration No. 333-4441), declared effective by the Securities and Exchange Commission on July 17, 1996).

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10.2	Form of Agreement Regarding Assignment of Inventions, Confidentiality and Non-Competition (incorporated by reference to Exhibit 10.4 of Cadus’s Registration Statement on Form S-1 (Registration No. 333-4441), declared effective by the Securities and Exchange Commission on July 17, 1996).

10.3	Research Collaboration and License Agreement, dated as of July 26, 1994, between Cadus and Bristol-Myers (incorporated by reference to Exhibit 10.10 of Cadus’s Registration Statement on Form S-1 (Registration No. 333-4441), declared effective by the Securities and Exchange Commission on July 17, 1996).

10.4	Screening and Option Agreement, dated as of July 26, 1994, between Cadus and Bristol-Myers (incorporated by reference to Exhibit 10.11 of Cadus’s Registration Statement on Form S-1 (Registration No. 333-4441), declared effective by the Securities and Exchange Commission on July 17, 1996).

10.5	Research Collaboration and License Agreement, dated as of November 1, 1995 between Cadus and Solvay Pharmaceuticals B.V. (incorporated by reference to Exhibit 10.12 of Cadus’s Registration Statement on Form S-1 (Registration No. 333-4441), declared effective by the Securities and Exchange Commission on July 17, 1996).

10.6	Consulting Agreement between Cadus and James R. Broach, dated February 1, 1994 (incorporated by reference to Exhibit 10.18 of Cadus’s Registration Statement on Form S-1 (Registration No. 333-4441), declared effective by the Securities and Exchange Commission on July 17, 1996).

10.7	Amended and Restated License Agreement between Cadus and Duke University, dated May 10, 1994 (incorporated by reference to Exhibit 10.19 of Cadus’s Registration Statement on Form S-1 (Registration No. 333-4441), declared effective by the Securities and Exchange Commission on July 17, 1996).

10.8	Research Collaboration and License Agreement among Cadus, SmithKline Beecham Corporation and SmithKline Beecham p.l.c., dated as of February 25, 1997 (incorporated by reference to Exhibit 10.1 of Cadus’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 1997).

10.9	Asset Purchase Agreement, dated as of July 30, 1999, between Cadus and OSI Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.28 of Cadus’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 16, 1999) (Schedules to the Asset Purchase Agreement have been intentionally omitted. Cadus hereby undertakes to furnish supplementally to the Securities and Exchange Commission upon request a copy of the omitted schedules.).

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10.10	Yeast Technology License Agreement, dated as of February 15, 2000, between Cadus and OSI Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.29 of Cadus’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2000) (Exhibits to the Yeast Technology Agreement have been intentionally omitted. Cadus hereby undertakes to furnish supplementally to the Securities and Exchange Commission upon request a copy of the omitted exhibits.).

10.11	AS IS” Residential Contract for Sale and Purchase, effective December 19, 2013, with MB 2013 LLC, as buyer, as amended.*

10.12	Letter Agreement, dated February 6, 2014, between Barberry Corp. and Cadus.*

21	List of Subsidiaries of Cadus Corporation.*

23	Consent of Baker Tilly Virchow Krause, LLP.*

99.1	Pro Forma Financial Information

* Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2014	Cadus Corporation

	By:	/s/ David Blitz
Name: David Blitz, President